Exhibit 99.1

Press Release #201819	FOR IMMEDIATE RELEASE	August 31, 2018

Enertopia Provides Corporate Update

Kelowna, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce it has closed the first tranche of CAD $132,000 from a Private Placement. Enertopia will be issuing 4,400,000 common shares at CAD$0.03 and 4,400,000 whole warrants that expire on August 31, 2021, with an exercise price of USD $0.05 during the three-year period.

The Company also reports the CEO purchased 400,000 units of the above private placement and additionally exercised 50,000 options at $0.06 in USD and 120,000 options at $0.05 in USD for proceeds of USD $9,000 to the Company.

A cash finder’s fee for CAD $12,000 and 400,000 full broker warrants was paid to third parties. All full broker warrants expire on August 31, 2021 with the same exercise terms as noted above.

Update on our August 13, 2018 press release:

With the closing of today’s financing tranche, final preparation for submittal to the BLM of the Companies NOI (Notice of Intent) to drill can be submitted. The focus of the drill program is multi-faceted. Firstly, it is to confirm that the tenor and grade of mineralization that is adjacent to our property to the West is similar on our project. The information gained will then be incorporated into our first NI 43-101 Resource report.

Secondly, the Company will undertake systematic and through solution testing of the drilled lithium enriched horizons. This will enable the Company to map the subsurface horizons as per oxide and reduced horizons and further differentiate the grade of Lithium in solution that can be potentially recovered in a low CAPEX and low cost extraction methods.

Thirdly, the Company continues to move forward with respect to recovering lithium from its synthetic brine solutions.

We look forward to providing detailed updates as testing and drilling results are received over the coming months.” Stated President and CEO Robert McAllister

All issued shares will be subject to a hold period, for any resale into the United States under Rule 144, of six months and one day. Proceeds of the Private Placement will be used for continued Lithium Brine division development, project development and general working capital. The Private Placement will be subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Qualified person:
The technical data in this news release have been reviewed by Douglas Wood, P.Geol a qualified person under the terms of NI 43-101.

About Enertopia:
A Company focused on using modern technology to build shareholder value. Enertopia is working to establish a lithium resource and at the same time working on extracting Lithium from its synthetic brine solutions by using industry leading proven technology.

Enertopia shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that a lithium resource will be outlined at the Clayton Valley, NV project or the bench testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia. The proposed drill program is dependent on BLM approval and rig availability. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release